On June 17, 2005 upon Drayton Richdale Corporation (DRC) executing a board resolution for a 10:1 reverse split of its outstanding shares and subsequently obtaining a new trading symbol (OTC: DRYN), on July 18, 2005, DRC executed and completed an "Agreement and Plan of Reorganization" with Technology Resources Inc. (Nevada). This reorganization involves the exchange of 15,000,000 to be issued DRC common shares to Technology Resources, Inc. shareholders. Technology Resources, Inc. becomes a wholly owned subsidiary of DRC. Concurrently Nathan J. Coleman, president of Technology Resources Inc. was appointed to the DRC board.

Technology Resources, Inc., (TRI), technologyresourcescompany.com, is a privately held Nevada company. Technology Resources, Inc. is an emerging engineering and manufacturing company in the multi-billion dollar new optic sensing transducer industry. TRI's patent portfolio includes the Bellow Type Sensing Apparatus, intellectual property US Patent Number 6,604,427. TRI's patent portfolio discloses and claims application for optic sensors and controls with potential use in semiconductor fabrication, aerospace, petroleum processing and electronic instruments for scientific, technical and medical applications.